                                                                   Exhibit 10(d)

                                 INTERTAN, INC.
                           DEFERRED COMPENSATION PLAN


                                                          Date: November 1, 2001

                        ADDENDUM NO. 2 TO PLAN AGREEMENT


To:  JEFFREY A. LOSCH

     As stipulated in section 2 of your plan agreement dated February 18, 2000 (the "Plan Agreement"), the Plan Benefit Amount as defined in the Deferred Compensation Plan (the "Plan") may be amended from time to time by the execution by you and InterTAN, Inc. of an addendum instrument that states the changed amount of the Plan Benefit Amount and the date of such change.

     Accordingly, effective the date hereof, the Plan Benefit Amount as set out in the Plan Agreement is hereby changed to CDN $1,250,000.

     All other terms and conditions of the Plan and Plan Agreement remain unamended. Any capitalized terms used herein that are not specifically defined shall have the meaning attributed to them in the Plan.

     Please signify your acceptance of this change to your Plan Benefit Amount by signing and returning the enclosed copy of this Addendum to myself or the General Counsel of InterTAN, Inc. on or before thirty (30) days from the date hereof. If you do not sign and return such copy within the above time period, then the Plan Benefit Amount shall remain unchanged.

                                          Yours very truly,

                                          INTERTAN, INC.



                                          By:  /s/ Brian E. Levy
                                             ----------------------------------
                                             Brian E. Levy
                                             President & Chief Executive Officer


ACCEPTED THIS 12/th/ day of November, 2001.


/s/ Jeffrey A. Losch
--------------------
Jeffrey A. Losch